Exhibit 99.1

Beeline to Host Stakeholder Update Call on Q3 2026 Financial Results

Management to Review Third-Quarter Performance and Provide Updates on Ongoing Initiatives

PROVIDENCE, R.I. — Oct. 7, 2026 (GLOBE NEWSWIRE) — via IBN — Beeline Holdings, Inc. (NASDAQ: BLNE), the fast-growing digital mortgage platform redefining the path to homeownership, today announced it will host a stakeholder update call on the results of the third quarter of 2026 on Thursday, Nov. 12, 2026, at 5 PM ET.

The call will be hosted by Nick Liuzza, Chief Executive Officer, and Chris Moe, Chief Financial Officer, who will review the company’s performance and provide updates on ongoing initiatives.

Call Details:

●	Listen-only webcast:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=mxJpJirm

●	Toll-Free Dial-In (U.S.): 877-317-6789

●	International Dial-In: 412-317-6789

About Beeline

Beeline Holdings, Inc. is a technology-driven mortgage and home-finance company focused on simplifying and accelerating the path to homeownership, property investment and home-equity access. Through its digital platform, Beeline offers mortgage products designed for traditional borrowers, self-employed borrowers and real estate investors and is expanding its platform into home equity investment products. We believe everyone’s an investor seeking greater financial freedom. That’s why we’re leveling the playing field with the fastest, simplest loans and access to home-equity ever, helping you reach your financial happy place.

Contact:

ir@makeabeeline.com

Corporate Communications:

IBN.Ai

Austin, Texas

www.IBN.Ai

512.354.7000 Office

Editor@IBN.Ai